                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  DePuy, Inc.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:
    ------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:
    ------------------------------------------------------------------------
  (5) Total fee paid:
    ------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
    ------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:
    ------------------------------------------------------------------------
  (3) Filing Party:
    ------------------------------------------------------------------------
  (4) Date Filed:
    ------------------------------------------------------------------------

                                                            [LOGO OF DEPUY]

                                                             DEPUY, INC.

                                                             P.O. Box 988
                                                             700 Orthopaedic
                                                             Drive
                                                             Warsaw, Indiana
                                                             46581-0988
                                                             U.S.A.

Dear Stockholder:

  On behalf of the Board of Directors and employees of DePuy, Inc., I am happy to invite you to attend the Annual Meeting of Stockholders of DePuy, Inc., which will be held on Thursday, April 30, 1998, at 10:00 a.m. local time at the Hilton Hotel, 1020 South Calhoun Street, Fort Wayne, Indiana. The enclosed Notice of Meeting and Proxy Statement contain detailed information about the business to be conducted at the Meeting.

  Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. As explained in the Proxy Statement, your proxy may be withdrawn at any time before it is actually voted at the meeting. If you plan to attend the meeting in person, please mark the box on your proxy card where indicated. We look forward to welcoming in person all of our stockholders who are able to attend the meeting.

                                          Sincerely,

                                          /S/ James A. Lent
                                          James A. Lent
                                          Chairman and Chief Executive Officer

                                  DEPUY, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DePuy, Inc. (the "Company"), a Delaware corporation, will be held at the Hilton Hotel, 1020 South Calhoun Street, Fort Wayne, Indiana, on Thursday, April 30, 1998, at 10:00 a.m., for the following purposes:

    1. To elect three directors to serve for a term of three years and until their respective successors shall be elected and shall qualify;

    2. To adopt an amendment to the Company's Employee Stock Option/Purchase
  Plan;

    3. To confirm the appointment of Price Waterhouse LLP as auditors of the Company for the year ending December 31, 1998; and

    4. To transact such other business as may properly be brought before the meeting.

  Only stockholders of record at the close of business on March 16, 1998 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                                          By order of the Board of Directors,

                                          Steven L. Artusi
                                          Secretary

                                  DEPUY, INC.

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 30, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DePuy, Inc. (the "Company" or "DePuy"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Hilton Hotel, 1020 South Calhoun Street, Fort Wayne, Indiana, on Thursday, April 30, 1998, at 10:00 a.m., and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent to stockholders is April 1, 1998.

SOLICITATION AND VOTING OF PROXIES; REVOCATION

  All shares represented by properly-executed proxies will, unless such proxies have been previously revoked, be voted at the Meeting in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. Stockholders who execute proxies retain the right to revoke them, at any time before they are actually voted, by notice in writing, to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Abstentions and broker "non-votes" are counted as present in determining the number of shares present at the Meeting for quorum purposes. However, except with respect to the election of directors, which requires a plurality of the votes actually cast, abstentions and broker non-votes, which are counted as having been voted but are not counted as having been voted in favor, have the same effect as "no" votes. A broker "non-vote" occurs when a nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

  The Board of Directors does not intend to present, and knows of no others who intend to present at the Meeting, any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

  The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Officers and regular employees may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid.

RECORD DATE; REQUIRED VOTE

  The close of business on March 16, 1998 has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date there were 98,778,226 shares of Common Stock of the Company outstanding. Holders of shares of Common Stock are entitled to one vote for each share registered in their respective names. Cumulative voting is not permitted.

  ON THE RECORD DATE, ROCHE HOLDING AG ("ROCHE"), THROUGH ITS INDIRECT WHOLLY-OWNED SUBSIDIARIES, CORANGE LIMITED ("CORANGE"), CORANGE INTERNATIONAL LIMITED, CORANGE INTERNATIONAL HOLDINGS B.V. AND PHARMINVEST S.A. (COLLECTIVELY, THE "ROCHE STOCKHOLDERS") BENEFICIALLY OWNED 83,000,000 SHARES OF COMMON STOCK, REPRESENTING APPROXIMATELY 84.03% OF THE OUTSTANDING SHARES. THE ROCHE STOCKHOLDERS HAVE NOTIFIED THE COMPANY THAT THEY INTEND TO VOTE FOR PROPOSALS 1, 2 AND 3.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

CHANGE IN CONTROL

  On March 5, 1998, Roche, through a wholly-owned subsidiary, completed the purchase of Corange and its subsidiaries. Corange (directly and through three of its direct and indirect wholly-owned subsidiaries--Corange International Limited, Corange International Holdings B.V. and Pharminvest S.A.) owns 83,000,000 shares of the Company's Common Stock, representing approximately 84.03% of the outstanding shares.

  The purchase of Corange was consummated pursuant to a Stock Purchase Agreement dated May 24, 1997 with the former shareholders of Corange. Prior to the sale to Roche, the shares of Corange were beneficially owned by four family branches (individually or through trusts and their investment vehicles) who are descended from the founders of the Boehringer Mannheim companies in Germany. The family of Curt Engelhorn beneficially owned approximately 37.3% of the shares, the family of Peter Engelhorn beneficially owned approximately 22.3% of the shares, the family of Christof Engelhorn beneficially owned approximately 22.3% of the shares and Christa Gelpke beneficially owned approximately 18.0% of the shares.

  Except as described under "Election of Directors" below, the Company knows of no arrangements or understandings with Roche with respect to the election of directors or other matters.

SECURITY OWNERSHIP

  The following table sets forth certain information as of March 16, 1998 with respect to the number of shares of Common Stock beneficially owned by each person who is known to the Company to own beneficially more than 5% of the Common Stock, the number of shares of Common Stock beneficially owned by each director of the Company and certain executive officers of the Company, and the number of shares of Common Stock beneficially owned by all directors and executive officers of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

                                        AMOUNT AND NATURE OF PERCENT OF COMMON
           NAME AND ADDRESS             BENEFICIAL OWNERSHIP STOCK OUTSTANDING
           ----------------             -------------------- -----------------
Roche Holding AG(1)....................    83,000,000              84.03%
 Grenzacherstrasse 124
 CH-4070 Basel
 Switzerland
James A. Lent..........................       350,550   (2)            *
Michael J. Dormer......................       183,676   (3)            *
R. Michael McCaffrey...................        86,086.63(4)            *
William E. Tidmore, Jr.................        67,023.45(5)            *
Robert E. Morel........................        62,936.71(6)            *
Richard C. Bolesky.....................        21,000   (7)            *
Richard A. Gilleland...................        22,000   (7)            *
Gerald C. Hanes........................        21,000   (7)            *
M.L. Lowenkron.........................        23,000   (7)            *
Robert Volz, M.D.......................        25,000   (7)            *
Anthony Williams.......................        22,829   (7)            *
Directors and executive officers as a
 group (15 persons)....................     1,255,669.44(8)         1.26

--------
 * less than one percent
(1) Holds such shares through four indirect wholly-owned subsidiaries: Corange (3,168,745 shares), Corange International Limited (528,247 shares), Corange International Holdings B.V. (13,272,193 shares) and Pharminvest S.A. (66,030,815 shares).
(2) Includes 350,000 vested stock options granted under the Company's 1996 Equity Incentive Plan. Also includes 550 shares registered in the name of Mr. Lent's wife, as to which shares Mr. Lent disclaims beneficial ownership.

(3) Includes 175,000 vested stock options granted under the Company's 1996 Equity Incentive Plan.
(4) Includes 80,000 vested stock options granted under the Company's 1996 Equity Incentive Plan and 1,206.626 shares held in Mr. McCaffrey's account under the Company's Employee Stock Option/Purchase Plan.
(5) Includes 60,000 vested stock options granted under the Company's 1996 Equity Incentive Plan and 1,190.452 shares held in Mr. Tidmore's account under the Company's Employee Stock Option/Purchase Plan. Also includes 50 shares held by Mr. Tidmore's minor children, as to which shares Mr. Tidmore disclaims beneficial ownership.
(6) Includes 60,000 vested stock options granted under the Company's 1996 Equity Incentive Plan and 1,200.705 shares held in Mr. Morel's account under the Company's Employee Stock Option/Purchase Plan. Also includes 20 shares held by Mr. Morel's son, as to which shares Mr. Morel disclaims beneficial ownership.
(7) Includes 20,000 vested stock options granted to each non-employee director under the Company's 1996 Equity Incentive Plan.
(8) Includes an aggregate of 1,195,000 vested stock options granted under the Company's 1996 Equity Incentive Plan held by directors and executive officers, 4,590.441 shares held by executive officers in their accounts under the Company's Employee Stock Option/Purchase Plan and 670 shares held by spouses or children of executive officers or other persons residing in an executive officer's home as to which beneficial ownership is disclaimed.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes (Class I, Class II and Class
III). At the Meeting three Class II directors are to be elected to serve for three-year terms expiring at the 2001 Annual Meeting. The directors in Class I and Class III will continue to serve their terms of office, which will expire at the Annual Meetings to be held in 2000 and in 1999, respectively.

  UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR EACH CLASS II NOMINEE LISTED BELOW. THE ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING. THE ROCHE STOCKHOLDERS, WHO HOLD MORE THAN A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, HAVE ADVISED THE COMPANY THAT THEY INTEND TO VOTE IN FAVOR OF THE NOMINEES. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

  The following table sets forth information with respect to each nominee for election as a Class II director of the Company. Each nominee is currently a director of the Company.

                              CLASS II DIRECTORS

                                                                        DIRECTOR
NAME OF NOMINEE                                                     AGE  SINCE
---------------                                                     --- --------
Richard C. Bolesky.................................................  66   1996
Gerald C. Hanes....................................................  60   1996
Robert Volz, M.D. .................................................  65   1996

  The following table sets forth information with respect to each continuing Class I and Class III director of the Company.

                               CLASS I DIRECTORS

                                                                        DIRECTOR
NAME OF NOMINEE                                                     AGE  SINCE
---------------                                                     --- --------
Michael J. Dormer..................................................  46   1998
Richard A. Gilleland...............................................  53   1996
M.L. Lowenkron.....................................................  66   1996

                              CLASS III DIRECTORS

                                                                        DIRECTOR
NAME OF NOMINEE                                                     AGE  SINCE
---------------                                                     --- --------
James A. Lent......................................................  55   1996
Anthony Williams...................................................  52   1996

  James A. Lent has been Chairman and Chief Executive Officer of DePuy since 1991, having served as President from 1985 to 1991. Prior to joining DePuy, Mr. Lent worked for Johnson & Johnson from 1967 to 1985, serving as President of J&J Orthopaedics from 1982 to 1985. Mr. Lent is also a Director of Spectranetics Inc., a cardiovascular device company.

  Richard C. Bolesky served as Vice President, Research and Development of DePuy from 1982 until 1990. From 1990 until his retirement in 1994, he was Senior Vice President, Technology. Since retiring in 1994, Mr. Bolesky has served as a consultant to DePuy.

  Michael J. Dormer has been President and Chief Operating Officer of the Company since August 1996. Prior to that, he served as President of DePuy International Ltd. since 1993 and Executive Vice President from 1992 until 1993.

  Richard A. Gilleland served as President and Chief Executive Officer of AMSCO International, Inc. from 1995 to 1996. He served from 1990 until 1995 as Chairman, President and Chief Executive Officer of Kendall International, Inc., a medical supplies manufacturer. Mr. Gilleland is a Director of Quest Medical Inc., Ornda Healthcorp, Tyco International, Ltd., Physicians Resource Group and Remington Arms Co., Inc.

  Gerald C. Hanes has been President of Personal Investment Consultants, Inc. since 1988.

  M.L. Lowenkron was President and Chief Executive Officer of G. Heileman Brewing Company, Inc. from 1995 until June 1996, and a Director from 1994. Mr. Lowenkron was Chief Executive Officer of A&W Brands, Inc. from 1980 until 1993 and Chairman from 1991 to 1995. He also serves as a Director of International Home Foods, Inc., a food products manufacturer and marketer.

  Robert Volz, M.D. is a Professor Emeritus at the University of Arizona, Health Services Center and served as Chief of Orthopaedic Surgery from 1985 to 1992. Dr. Volz is on the staff at Tucson Veterans' Administration Hospital, Tucson Medical Center and Tucson General Hospital. Dr. Volz served as a design consultant to DePuy since 1986 and is President of Robert G. Volz & Co., which provided services to the Company through July 1997 for which the Company paid $973,136 in royalty and other fees in 1997.

  Anthony Williams is a partner at the law firm of Coudert Brothers, which provides legal services to the Company.

  The Board of Directors met five times during 1997. In 1997, no director attended fewer than 75 percent of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he served.

  In connection with the acquisition of Corange by a subsidiary of Roche on March 5, 1998, the Company has agreed to elect two representatives of Roche to the Board of Directors of the Company. It is anticipated that Dr. h.c. Fritz Gerber, the Executive Chairman of Roche, and Dr. Franz Humer, the Chief Executive Officer and head of the pharmaceuticals division of Roche, will be elected to the Board of Directors by the Directors of the Company, at the meeting of the Board of Directors immediately following the Meeting, to serve as Class III and Class I Directors, respectively.

BOARD COMMITTEES

  The Board of Directors has a Compensation Committee and an Audit Committee.

  Audit Committee. The Audit Committee meets with the Company's independent public accountants to discuss the scope and results of their examination of the books and records of the Company. It also meets with the independent public accountants to discuss the adequacy of the Company's accounting and control systems. The Committee reviews the audit schedule and considers any issues raised by any member of the Committee, the independent public accountants, the internal audit staff, the legal staff or management. Each year it recommends to the full Board of Directors the name of an accounting firm to audit the financial statements of the Company. The Audit Committee consists of Messrs. Lowenkron (Chairman), Gilleland and Volz. The Audit Committee met two times during 1997.

  Compensation Committee. The Compensation Committee establishes overall employee compensation policies and recommends to the Board of Directors major compensation programs. The Compensation Committee reviews the performance of corporate officers and reviews and approves compensation of directors and corporate officers, including bonus compensation and stock options and other stock awards, except that the

Stock Option and Bonus Subcommittee of the Compensation Committee (the "Compensation Subcommittee") administers the DePuy, Inc. Employee Stock Option/Purchase Plan (the "Stock Option/Purchase Plan"), the DePuy, Inc. 1996 Equity Incentive Plan (the "Equity Incentive Plan"), and the DePuy, Inc. Senior Executive Incentive Compensation Plan (the "Incentive Plan") and will review and approve certain other compensation of corporate officers to the extent necessary for such compensation to be deductible by the Company pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee consists of Messrs. Gilleland (Chairman), Hanes and Williams and the Compensation Subcommittee consists of Messrs. Gilleland and Hanes. The Compensation Committee met two times, and the Compensation Subcommittee met three times, during 1997.

DIRECTORS' COMPENSATION

  Directors receive no annual retainer for services provided in that capacity but, except for any director who is also an employee of the Company, receive a meeting fee of $3,000 plus expenses for each meeting (including telephone meetings) of the Board of Directors attended and a meeting fee of $1,000 plus expenses for each meeting (including telephone meetings) attended as a member of a Board of Directors committee at a time other than immediately before or after a regular Board of Directors meeting. In addition, the Equity Incentive Plan provides for one-time formula-based grants of options to purchase 20,000 shares of Common Stock to each non-employee director.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the aggregate cash compensation paid to the Company's chief executive officer and four other most highly compensated executive officers (the "Named Officers") by the Company or its subsidiaries during the fiscal years 1995, 1996 and 1997.

                                              ANNUAL                            LONG-TERM
                                           COMPENSATION                       COMPENSATION
                                  --------------------------------   -------------------------------
                                                                      PAYOUTS
                                                                      (PAYMENT
                                                           OTHER     OF VESTED            SECURITIES    ALL
                                                          ANNUAL       PRIOR              UNDERLYING   OTHER
                                                          COMPEN-    AWARDS)(1) AWARDS(1)  OPTIONS    COMPEN-
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($)   SATION($)      ($)        ($)        #      SATION ($)
---------------------------  ---- ---------- ---------   ---------   ---------- --------- ---------- ----------
James A. Lent............    1997  625,000    450,000         --          --         --    200,000     15,711(7)
 Chairman of the Board
  and Chief                  1996  580,000    320,000         --      271,966    260,348   150,000      8,360
  Executive Officer          1995  529,038    300,000(2)              192,758    229,770       --       8,648
Michael J. Dormer(3)(4)..    1997  365,000    150,000      58,134(6)  113,678        --    100,000     93,310(7)
 President and Chief
  Operating Officer          1996  287,794    150,000         --      101,887    135,083    75,000        --
                             1995  231,161    119,861         --       41,442    116,155       --         --
R. Michael McCaffrey.....    1997  289,000    140,000         --      108,255        --     40,000     10,551(7)
 President, DePuy
  Development, Inc.          1996  275,158    100,000         --      185,524    113,247    40,000      8,761
                             1995  264,575    102,000         --      137,414    144,552       --       8,745
William E. Tidmore, Jr...    1997  222,500     80,000         --       76,325        --     20,000     14,180(7)
 President, DePuy Motech,
  Inc.                       1996  216,000     80,000         --      144,242     75,498    40,000     12,634
                             1995  211,045     85,000         --       44,364     94,712       --      12,594
Robert E. Morel(5).......    1997  265,000    100,000      74,643(6)  107,290        --     20,000     87,527(7)
 President, DePuy ACE
  Medical                    1996  237,966     70,000     111,422(6)  102,909     82,814    40,000    112,538
  Company                    1995  173,442     70,000         --       75,112     80,936       --      12,890

--------
(1) Payments of awards under long term incentive plans.
(2) Mr. Lent's 1995 compensation includes $75,000 of additional compensation paid for serving as chief spokesperson for the Corange Group.
(3) All of Mr. Dormer's compensation in 1995 and a portion of such compensation in 1996 and 1997 was paid to him in the United Kingdom. All of such compensation paid to Mr. Dormer in the United Kingdom has been converted into U.S. dollars based on the Noon Buying Rate in New York for cable transfers payable in foreign currencies as of December 31, 1996 or, for 1997 payments, December 31, 1997, as certified for customs purposes by the Federal Reserve Bank of New York (the "Federal Reserve Rate"). The 1997 Federal Reserve Rate was $1.7123 per British Pound and the 1996 Federal Reserve Rate was $1.6427 per British pound. The Average Noon Buying Rate quoted by the Federal Reserve Bank of New York for 1997 was $1.6376 per British pound and for 1996 was $1.5607 per British pound.
(4) Mr. Dormer's compensation for 1995 and part of 1996 reflects his prior position as President of DePuy International Ltd. ("DePuy International"). Mr. Dormer was appointed President and Chief Operating Officer of the Company, effective August 5, 1996, at a salary of $350,000.
(5) Mr. Morel's compensation for 1995 and part of 1996 reflects his prior position as Senior Vice President, Operations of the Company. Mr. Morel was appointed President of DePuy ACE Medical Company, effective May 1996, at a salary of $250,000.
(6) Includes reimbursement for taxes in connection with relocation costs, in the amount of $58,134 for Mr. Dormer in 1997 and in the amounts of $74,643 and $100,059 for Mr. Morel in 1997 and 1996, respectively.
(7) Includes contributions for 1997 by the Company to the DePuy, Inc. Retirement Income Plan and to the DePuy, Inc. Cash Accumulation Plan in the amounts of $9,231, $6,400, $10,551, $14,180 and $13,964 for Messrs.
    Lent, Dormer, McCaffrey, Tidmore and Morel, respectively. Also included for Mr. Lent is $6,480, representing the term insurance cost of premiums paid on behalf of Mr. Lent in 1997 to purchase life insurance and $86,910 and $73,563 for Messrs. Dormer and Morel, respectively, representing relocation costs.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                        ANNUAL RATES OF STOCK
                                                                       PRICE APPRECIATION FOR
                        INDIVIDUAL GRANTS(1)                               OPTION TERM(2)
-------------------------------------------------------------------- ---------------------------
                            (B)         (C)
                         NUMBER OF   % OF TOTAL
                         SECURITIES   OPTIONS
                         UNDERLYING  GRANTED TO    (D)       (E)
                          OPTIONS   EMPLOYEES IN EXERCISE EXPIRATION      5%            10%
NAME                      GRANTED   FISCAL YEAR   PRICE      DATE          $             $
----                     ---------- ------------ -------- ---------- ------------- -------------
James A. Lent...........  200,000        20      $25.625   10/31/07      3,223,000     8,168,000
Michael J. Dormer.......  100,000        10       25.625   10/31/07      1,611,500     4,084,000
R. Michael McCaffrey....   40,000         4       25.625   10/31/07        644,600     1,633,600
William E. Tidmore,
 Jr.....................   20,000         2       25.625   10/31/07        322,300       816,800
Robert E. Morel.........   20,000         2       25.625   10/31/07        322,300       816,800
All Stockholders(3).....                                             1,784,190,600 4,521,494,900

--------
(1) The options described above are non-qualified options that were granted on October 31, 1997 and became exercisable, under the terms of the Equity Incentive Plan, on March 5, 1998 as a result of the purchase of Corange by Roche. The exercise price of the options may be paid in cash or in shares of Common Stock.
(2) The dollar amounts are the result of calculations at the 5% and 10% growth rates set by the Securities and Exchange Commission (the "Commission"). The rates are not intended to forecast or reflect actual future price appreciation. A zero rate of growth would result in zero gain to the optionees.
(3) These dollar amounts are included for comparative purposes to show the gain that would be achieved by the holders of the outstanding Common Stock on December 31, 1997 at the assumed stock price appreciation rate at the end of the 10-year term of the options granted in 1997.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTIONS VALUES

                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED         IN-THE-MONEY
                          SHARES                  OPTIONS AT                OPTIONS AT
                         ACQUIRED            DECEMBER 31, 1997(1)        FISCAL YEAR-END $
                            ON     VALUE   ------------------------- -------------------------
                         EXERCISE REALIZED EXERCISABLE UNEXERCISABLE
NAME                        #        $          #            #       EXERCISABLE UNEXERCISABLE
----                     -------- -------- ----------- ------------- ----------- -------------
James A. Lent...........     0        0      50,000       300,000      562,500     1,750,000
Michael J. Dormer.......     0        0      25,000       150,000      281,250       875,000
R. Michael McCaffrey....     0        0      13,333        66,667      149,996       425,004
William E. Tidmore,
 Jr.....................     0        0      13,333        46,667      149,996       362,504
Robert E. Morel.........     0        0      13,333        46,667      149,996       362,504

--------
(1) All options described above that were unexercisable as of December 31, 1997 became exercisable, under the terms of the Equity Incentive Plan, on March 5, 1998 as a result of the purchase of Corange by Roche. If such options had been exercisable at December 31, 1997, the number of securities underlying unexercised options at December 31, 1997 and the value of unexercised in-the-money options at fiscal year-end, would have been, respectively, 350,000 and $2,312,500 for Mr. Lent, 175,000 and $1,156,250 for Mr. Dormer, 80,000 and $575,000 for Mr. McCaffrey, and 60,000 and $512,500 each for Messrs. Tidmore and Morel.

PENSION PLANS

  The Company maintains the DePuy, Inc. Retirement Income Plan (the "RIP"), a tax-qualified target benefit plan under which the Company is required to make a prescribed annual contribution to the plan, up to statutorily prescribed limits, in an amount determined necessary to meet the projected targeted benefit under the RIP when all of such contributions and earnings thereon (at an assumed rate of return specified in the plan) are accumulated to the participant's attainment of age 65, the normal retirement date under the plan. The targeted benefit with respect to any participant is equal to the product of 30% of the participant's average compensation (determined with respect to the three calendar years out of the most recent five calendar years in which the participant received the largest amount of compensation) and the amount of the participant's credited service (determined in months, up to a maximum of 360) divided by 360. A separate account is established with respect to each participant under the plan. Amounts contributed under the RIP are invested by the plan's trustee, currently Scudder Trust Company, and the benefit which is payable under the RIP is the amount which can be provided from the assets accumulated in the participant's account under the plan. Thus, there is no guaranty under the RIP that the amount available at retirement will be sufficient to provide the targeted benefit. Retirement before age 65 can be elected under certain conditions. Benefits under the plan are generally payable in the form of a 50% joint and survivor annuity with the participant's spouse as the joint annuitant, although a participant may elect, with the consent of his or her spouse in the case of a married participant, to receive a single lump sum payment or certain other forms of annuity payments. A participant generally vests 100% in the Company contributions made to the RIP upon completing five years of service.

  The Company also maintains the DePuy, Inc. Retirement Excess Plan (the "Excess Plan") which is intended to offset the limitations under the Code that are placed on benefits under the RIP by providing eligible employees benefits in excess of those available to such employees under the RIP. Employees are eligible to participate in the Excess Plan in the year following the year in which the amounts allocable to their accounts under the RIP are limited by the limit imposed under the Code. Under the unfunded Excess Plan, a recordkeeping account is established on behalf of each participant which is credited, annually, with the difference between the amount of the employer contribution that would have been credited to the participant under the RIP had the Code limit not applied and the amount of the employer contribution that actually was credited to the participant under the RIP because of such limit, provided that no more than $10,000 may be credited to a participant's account for any single calendar year. A participant's benefit under the Excess Plan becomes 100% vested and nonforfeitable after five years of service with the Company and becomes payable, in a single lump sum payment, at the time that the participant becomes eligible to receive benefits under the RIP. In the event of a participant's death, the benefit credited to his or her account is payable as a death benefit to the participant's beneficiary.

  The Company also maintains the DePuy, Inc. Supplemental Retirement Plan (Plan No. 1) (the "SERP I") and the DePuy, Inc. Supplemental Retirement Plan (Plan No. 2) (the "SERP II"). Plan participants are selected by the Board of Directors of the Company from the senior executives of the Company and its subsidiaries. Upon reaching the normal retirement date under the plan (defined as the last day of the Company's pay period immediately following a participant's 65th birthday) while employed by the Company or any of its affiliates, a participant is eligible for supplemental retirement benefits under the plan in an annual amount, payable for the participant's lifetime, equal to 60% of the participant's "final average income", reduced by the sum of the participant's retirement income from sources other than the Company, the benefit payable to the participant under any defined benefit payable to the participant under the RIP, any benefit payable to the participant under any defined benefit retirement arrangement maintained by Corange or by any non-U.S. based affiliate of Corange and by one-half of the participant's primary social security benefits. For purposes of the plan, the participant's "final average income" is determined as the annual average of the 36-month period ending on the date of the participant's termination of employment and includes, with respect to a fiscal year, base salary, one-half of the annual cash bonus paid to the participant by the Company, participant deferrals pursuant to a 401(k) plan maintained by the Company, salary or bonus amounts deferred under any Company nonqualified deferred compensation arrangement and amounts excluded from wages pursuant to a cafeteria plan maintained by the Company. The plan also provides for reduced supplemental early retirement, disability and death benefits. A participant forfeits benefits under the plan if the participant's employment is terminated for cause or, if terminated upon death or disability, before completing 5 years of service or reaching age 60 or, if terminated other than upon retirement, death or disability, before completing 10 years of service with the Company. In addition, a participant's continuing right to receive benefits is conditioned on the participant's compliance with certain noncompetition, nonsolicitation and confidentiality plan requirements. Currently, the SERP I covers

Mr. Lent. The SERP II covers certain executives not covered by the SERP I who are selected by the Chief Executive Officer of the Company. The SERP II provides the same level of benefits provided in the SERP I and generally contains the same provisions. However, for purposes of determining the participant's "final average income", any annual cash bonus paid to the participant with respect to a fiscal year or any bonus amount which is deferred under any nonqualified deferred compensation arrangement is not taken into account. Currently, the SERP II covers Messrs. Tidmore, McCaffrey and other senior executives of the Company and its participating affiliates.

  If Messrs. Lent, McCaffrey, Tidmore and Morel continue in the positions identified above and retire at their respective normal retirement dates set forth under the RIP and the SERP I or the SERP II, as the case may be, the estimated annual pension amounts payable under the RIP and the SERP I or the SERP II, as the case may be, would be, respectively, with respect to Mr. Lent, $36,800 and $465,244, with respect to Mr. McCaffrey $36,800 and $128,644 and with respect to Mr. Tidmore, $33,600 and $91,944. With respect to Mr. Morel, such amounts would be $27,200 and 0 (Mr. Morel does not participate in the SERP I or the SERP II) and an additional estimated annual pension amount of $1,410, stated as a single life annuity amount attributable to his participation in the Excess Plan. As described above, the actual benefit under the RIP is the amount actually accumulated in the participant's account as of the payment date. The amount stated herein is the targeted single life annuity benefit amount. The amount stated for the SERP I or the SERP II, as applicable, is expressed as a joint and 50% survivor annuity amount.

  DePuy International maintains the DePuy International Ltd. Pension and Life Assurance Scheme (the "UK Pension Plan") for the benefit of the permanent salaried staff employees and employees at the director level of DePuy International who are at least age 18, are not age 60 at the time that participation commences and who elect to participate in the plan. Currently, Mr. Dormer is the only Named Officer in the UK Pension Plan. Participants in the plan are required to contribute 5% of their basic salaries plus specified allowances to the UK Pension Plan, except that employees who are at the director level contribute at a 6% rate. Under the UK Pension Plan, a participating employee who retires at age 65 (age 60 for employees at the director level), the normal retirement date specified in the plan, will receive a pension calculated as follows: 1/60th (other amounts may be applicable with respect to participants who joined the plan before 1978) multiplied by the employee's final pensionable salary (as defined below) multiplied by the employee's pensionable service (as defined below). The pension with respect to a plan participant who is at the director level accrues at the rate of 1/30th of final pensionable salary for each year of pensionable service, to a maximum benefit equal to two-thirds of such salary. For purposes of the plan, an employee's pensionable salary is his or her basic annual salary and the final pensionable salary is the average of the three highest consecutive years of pensionable salaries during the ten-year period preceding normal retirement or earlier date of termination of participation in the plan. Pensionable service, for purposes of the UK Pension Plan, generally is an employee's consecutive years and months of participation in the plan. Participants who retire may elect to receive a portion of their benefits in the form of a tax-free lump sum payment, in which event benefits remaining to be paid under the plan will be reduced.

  Pensions payable under the plan are increased annually to reflect cost of living increases. Pension benefits are guaranteed for five years and provide for surviving spouse benefits payable on a joint and 50% survivor annuity basis. If a participant dies while working for the company, a lump sum life assurance benefit and refund of the accumulated value of contributions made by the participant will be paid pursuant to the direction of the plan's trustees and a lifetime pension under the plan will be payable to the participant's spouse. Participants who have attained age 50 may elect to receive a reduced early retirement pension. The reduction may be waived by the plan's trustees if the retirement is due to the serious ill health of the participant. Participants can elect to make additional voluntary contributions under the plan in order to provide additional pension benefits. Participants who leave the employ of the company after they have completed two or more years of plan membership are eligible to receive a deferred vested pension or to have the value of their accrued benefits transferred to another plan. Participants who terminate their employment prior to completing two years of plan membership will receive a refund of their accumulated contributions. Participants in the plan also receive long-term disability insurance benefits.

  DePuy International also maintains the DePuy International Executive Retirement Benefits Scheme (the "UK Serp"), in which Mr. Dormer is the only participant. Under the UK Serp, DePuy International contributes an amount which is actuarially determined each year as necessary to provide the projected targeted annual benefit under the plan. The targeted benefit is two-thirds of the participant's final pensionable salary (as such term is defined above) when the benefits under the UK Serp are added to the benefits under the UK Pension Plan. A separate account is established with respect to each participant in the plan. Amounts under the UK Serp are invested and the benefit which is payable under the plan is the amount which can be provided from the assets accumulated in the participant's account under the plan. Thus, there is no guaranty under the UK Serp that the amount available at retirement will be sufficient to provide the targeted benefit. In the event of Mr. Dormer's death, a lump sum death benefit is also payable under the plan. The actuary with respect to the UK Serp has determined that the contribution with respect to Mr. Dormer should be approximately 39% of his pensionable salary. The targeted benefit under the UK Serp with respect to Mr. Dormer is $226,692 (inclusive of the benefit of $91,991 expected to be payable to him under the UK Pension Plan).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  The Company has entered into employment agreements with the Named Officers. Each agreement requires the Company to provide the executive with 24 months' advance notice (36 months, in the case of Mr. Lent) if the Company terminates his employment for any reason other than for cause, as defined in the agreement, or constructively terminates the executive's employment as also defined in the agreement. An executive may terminate his employment with the Company upon 6 months' advance notice. During the applicable notice period, following notice given by either the Company or the executive, during which the Company may discontinue its use of the executive's services, the executive will receive continuation of his salary, a prorated bonus with respect to such period, continuation of his car allowance and continuation of participation in the 401(k) Plan, the RIP (except for Mr. Dormer who does not participate in the RIP), the SERP I or the SERP II, as applicable (except for Messrs. Dormer and Morel who do not participate in the SERP I or the SERP II), any successor stock plans, and the Company's medical plans (under certain conditions, certain Named Officers may be entitled to medical coverage for life). In addition, the employment agreements with respect to Messrs. Lent, McCaffrey and Tidmore provide for acceleration of eligibility to receive benefits under the applicable SERP at age 55 if the executive's notice period is in effect and, if the Company's notice period is in effect, the Company will make such funding as necessary to provide the executive with enhanced benefits under the applicable SERP equal to the amount that the executive would have received under the RIP and the applicable SERP had he been employed by the Company for three years past the last day of the Company's notice period.

  Pursuant to Mr. Dormer's agreement, the Company will continue contributions on his behalf to the UK Pension Plan and the UK Serp, at the rate effective on the date notice is given, through the applicable notice period. In addition, the Company will contribute to the UK Serp on Mr. Dormer's behalf a sum equal to two years' contributions.

  In addition, each of the Equity Incentive Plan, the Stock Option/Purchase Plan and the Incentive Plan includes certain provisions that become effective in the event of a change of control of the Company. Such provisions became effective on March 5, 1998 as a result of the purchase of Corange by Roche.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and officers file reports of ownership and changes of ownership of the Company's Common Stock with the Commission and the New York Stock Exchange. Based solely on a review of filings made with the Commission and furnished to the Company and of written representations made to the Company, the Company believes that all directors, officers and beneficial owners of over 10% of the Company's Common Stock filed on a timely basis all such reports required of them during 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Until March 1998, Mr. Lent served as a director of Corange, whose Vice Chairman, until March 1998, was Anthony Williams, a member of DePuy's Compensation Committee. Otherwise, during 1997, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee; (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee; or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

  The members of the Company's Compensation Committee were identified under the heading "Board Committees" above. No member of the Compensation Committee or Subcommittee (i) served, during 1997, as an officer or employee of the Company or of any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship with the Company requiring disclosure by the Company herein pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, except that Mr. Williams, a member of the Compensation Committee, is a partner in the law firm of Coudert Brothers, which provided legal services to the Company during 1997 and continues to provide such services in 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Board of Directors of the Company has appointed a Compensation Committee and a Compensation Subcommittee. The Compensation Committee has overall responsibility for establishing employee compensation policies and reviewing and approving compensation agreements, bonuses and incentive programs for all senior management of the Company.

  The Compensation Subcommittee has responsibility for qualifying compensation programs as "performance-based compensation" for purposes of Section 162(m) of the Code. Under Code Section 162(m) the Company is precluded from taking a Federal income tax deduction for compensation over $1 million paid or otherwise taxable to the executives named in the Summary Compensation Table who are employed by the Company at the end of the applicable year ("Covered Executives") unless such compensation is "performance-based compensation." In order to qualify as performance-based compensation under Code Section 162(m), among other things, at least two directors who meet the requirements to be designated as "outside directors" for purposes of Code Section 162(m) must approve and take certain other actions with respect to compensation payable to the Covered Executives. While the Compensation Subcommittee was established to take such actions as are necessary to preserve as much as possible of the deductions for income taxes available to the Company with respect to the compensation payable to the Company's senior management, without adversely affecting the compensation objectives of the Company, it recognizes that the payment of compensation in some instances may not meet the requirements for such favorable tax treatment. The current members of the Compensation Committee are Messrs. Gilleland, Hanes and Williams and the current members of the Compensation Subcommittee are Messrs. Gilleland and Hanes. The Compensation Committee and the Compensation Subcommittee are collectively referred to below as the "Compensation Committees."

  The primary goal of the Compensation Committees is to develop and structure compensation arrangements which motivate and retain the Company's senior management, in recognition of the significant role that the Company's senior management has and will continue to play in the growth and success of the Company, in order for the Company to continue to meet its business goals and purposes.

  The responsibilities of the Compensation Committees include reviewing, approving and revising, as appropriate, the salary and annual incentive compensation of the Company's chief executive officer and the chief executive officer's recommendations regarding salaries and incentive compensation of the Company's (and its affiliates') other senior management; establishing the performance goals that will be used to determine the annual incentive compensation that will be awarded to senior management, determining whether such goals have been met and providing such certifications as the Compensation Committees shall deem necessary or as shall be required by the terms of any incentive compensation plan; determining the annual stock option grants or other awards to employees, consultants and sales representatives under the Equity Incentive Plan or such other compensatory plans or programs as the Company may establish; establishing, implementing, interpreting and providing ongoing administration of the various compensatory plans and programs in which senior management participate, including the Equity Incentive Plan, the Stock Option/Purchase Plan, any supplemental retirement plan, incentive compensation or bonus plan, or any other existing or new benefit plan, agreement or program affecting, or relating to, the compensation of the Company's senior management.

  During 1997, the Compensation Committees reviewed the compensation of the Chief Executive Officer, Chief Operating Officer, the other Named Officers and other executive officers of the Company, including each of such person's salary, bonus opportunity and stock option awards. As part of such reviews, the Committees compared the relative performance of each officer to various objectives and to comparator data of other companies within the Company's orthopaedic peer group, the medical devices industry, and other business entities of comparable size with the Company. The data was provided by the independent compensation consultants retained by the Company, who worked closely with the Company's senior human resources executive to prepare and analyze the relevant data.

  Following a review of the survey data, the base salary of the Chief Executive Officer was increased, effective as of January 1, 1997, to $625,000, which represented a 7.75% increase in such salary. This percentage was slightly above the median increase of 7.5% in the annual base salaries of chief executive officers included in the survey data, the increases for whom generally were within a range of 6% to 9%. The increase with respect to Mr. Lent also reflects the comparative marketplace trend to provide, in general, decreased percentage increases in the annual base pay of senior corporate officers, while providing that a greater portion of their total compensation will depend on the achievement of performance goals.

  The Compensation Subcommittee also awarded Mr. Lent a cash bonus of $450,000 during 1997, which was comprised of two components: the first component was in the amount of $350,000, represented 60% of his prior year's base salary and was awarded to reflect the achievement of financial targets which were established prior to the Company's initial public offering under the bonus plan then in effect. The $100,000 balance of the bonus was a special, one-time payment awarded in recognition of Mr. Lent's leadership and significant efforts with respect to the Company's successful initial public offering, and, as such was not contingent on meeting any predetermined performance criteria.

  The Compensation Subcommittee also reviewed the long-term incentive compensation of the Chief Executive Officer and determined that in order for his compensation to continue to be competitive with the practices of competitive entities of similar size and with awards to chief executive officers with similar experience, responsibilities and tenure, he be awarded 200,000 non-qualified stock options under the Company's 1996 Equity Incentive Plan, with an exercise price equal to the fair market value of the Company's stock at the time the options were awarded. Option awards to eleven other senior executives, including the Named Officers, also were made during the year.

  The Compensation Committee and Subcommittee believe that the compensation of the Chief Executive Officer and other senior executives of the Company strongly links the interests of the executives with those of the Company's stockholders.

  Submitted by the Compensation Committee and the Stock Option and Bonus Subcommittee of the Compensation Committee.

                                          Gerald C. Hanes
                                          Richard A. Gilleland
                                          Anthony Williams

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the Company's Common Stock with a broad performance indicator, the S&P Composite 500 Stock Index, and an industry index, the S&P Health Care Medical Products & Supplies Index, for the period from October 31, 1996 (when the Company's Common Stock began trading on the New York Stock Exchange) to December 31, 1997. The graph assumes that the value of the investment in the Common Stock and each Index was $100 on October 31, 1996 and that any dividends were reinvested.


                       [PERFORMANCE GRAPH APPEARS HERE]





                             10/31/96 12/31/96 3/31/97 6/30/97 9/30/97 12/31/97
                             -------- -------- ------- ------- ------- --------
DePuy, Inc..................   100     115.71  125.00  131.43  152.86   164.29
S&P Health Care Medical
 Products and Supplies
 Index......................   100     104.64  103.49  124.58  129.47   131.90
S&P 500 Index...............   100     105.43  108.25  127.15  136.68   140.60

                                PROPOSAL NO. 2

                        APPROVAL OF AN AMENDMENT TO THE
                DEPUY, INC. EMPLOYEE STOCK OPTION/PURCHASE PLAN

  The Board of Directors of the Company has placed on the agenda of the Annual Meeting a proposal to amend the Stock Option/Purchase Plan.

  In general, the Stock Option/Purchase Plan, as adopted, enables employees of the Company and its affiliates to acquire, or increase ownership of, shares of Common Stock of the Company. Under the Stock Option/Purchase Plan, each employee of the Company, and of such of its subsidiary corporations as may be designated from time to time by the Compensation Subcommittee, which has been designated by the Board of Directors to administer the plan, who is classified as full-time or part-time and is regularly scheduled to work more than 20 hours per week is eligible to participate in the plan if he or she has completed 90 days of employment. Special rules may apply to the participation of employees in countries other than the United States, and such special rules, applicable to employees in the United Kingdom, were adopted by the Board of Directors and approved by the stockholders at the 1997 Annual Meeting. Under the plan, a separate annual or semiannual "offering" of shares is made each year to participating employees.

THE PROPOSED AMENDMENT

  The Stock Option/Purchase Plan provides that a maximum of 600,000 shares of Common Stock of the Company can be issued for the period from 1997-2000 under the plan. The Compensation Subcommittee determines the maximum number of shares which can be issued under the plan with respect to any offering made in 1998, 1999 or 2000. However, the plan specifies that not more than 150,000 shares may be issued with respect to 1997 offerings.

  The purpose of the proposed amendment to the Stock Option/Purchase Plan is to increase the number of shares that may be issued under the Stock Option/Purchase Plan with respect to offerings made under the plan during 1997 from 150,000 shares to 200,000 shares, for the reasons described below.

  When the plan was adopted in 1997, it was believed that the 150,000 share maximum for 1997 offerings would be sufficient. However, participation in 1997 was greater than expected, and, therefore, it is possible that more than 150,000 shares may need to be issued with respect to the 1997 offerings. An amendment to the plan is necessary to increase the number of shares which may be issued under the plan with respect to the 1997 offerings.

  The Board of Directors has, therefore, subject to approval of the stockholders, determined to amend the Stock Option/Purchase Plan to increase the shares of Common Stock which could be issued with respect to 1997 offerings to 200,000 shares. The aggregate shares which can be issued under the Stock Option/Purchase Plan is not being changed, and, although the amendment, if adopted, will increase the number of shares that can be issued with respect to 1997 offerings, it will have the corollary effect of decreasing the number of shares that can be issued in subsequent years (i.e., after 1997, only 400,000 shares will be available to be issued under the plan).

  Following is a more detailed summary of the Stock Option/Purchase Plan and of the special rules applicable to employees in the United Kingdom, together with information concerning the number of shares purchased under the Stock Option/Purchase Plan in 1997 by the Named Officers, all executive officers as a group, all non-employee directors as a group and all non-United Kingdom employees (other than executive officers) as a group.

ADDITIONAL INFORMATION ABOUT THE STOCK OPTION/PURCHASE PLAN

  The Stock Option/Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and will provide employees with the opportunity to purchase shares of Common Stock through the automatic exercise of deemed grants of nonstatutory stock options. In addition, special provisions are incorporated in the plan with respect to employees in the United Kingdom, in order to provide employees in the United Kingdom with benefits from the plan which are more beneficial under applicable tax laws in the United Kingdom. The provisions applicable to the United Kingdom employees under the plan are further described under "Savings-Related Share Option Scheme" below.

  The Stock Option/Purchase Plan will terminate on December 31, 2000. The Board of Directors may amend or terminate the Stock Option/Purchase Plan at any time; provided that the Board of Directors may not, without stockholder approval, increase the number of shares which may be issued under the Stock Option/Purchase Plan or under the 1997 Offering (except in connection with a change in capitalization, as described below), amend the employee eligibility requirements or allow members of the Compensation Subcommittee to participate.

  The interpretation and construction of any provision of the Stock Option/Purchase Plan is within the sole discretion of the Compensation Subcommittee, whose determination is final and binding. In addition, the Compensation Subcommittee has the ability to amend the Stock Option/Purchase Plan for the sole purpose of incorporating into the plan special provisions with respect to the participation of employees in jurisdictions outside of the United States.

  Under the Stock Option/Purchase Plan, four annual offerings (each, an "Offering") are to be made by the Company--the first offering having commenced on January 1, 1997, and subsequent offerings to commence on each January 1 for three years afterward. Each Offering will terminate on the December 31 following the Offering commencement date. The Compensation Subcommittee may decide to divide each annual Offering into two six-month Offerings commencing, respectively, on each January 1 (or such other date as the Compensation Subcommittee determines) and on the date which is six months later and terminating, respectively, on the following June 30 and December 31. Such semiannual Offerings were made in 1997. Based upon the closing price of the Common Stock on March 16, 1998, the market value of the shares subject to Offerings in 1997 would be $4,012,500 (or $5,350,000 if the proposed amendment is adopted). Based upon such price, the market value of the shares subject to all Offerings under the Stock Option/Purchase Plan would be $160,500,000.

  If a six-month Offering is made, the maximum number of shares to be issued is one-half of the number of shares determined by the Compensation Subcommittee for the annual period in which such six-month Offering falls, plus any unissued shares, whether or not offered, from the immediately preceding six-month Offering, if any.

  Each eligible employee may participate in the Stock Option/Purchase Plan with respect to any Offering by filing, prior to the applicable Offering commencement date, an election form authorizing regular payroll deductions at a specified percentage rate of from 1% to 10% of base pay. Generally, payroll deductions with respect to a participating employee will commence on the applicable Offering commencement date and will end on the applicable Offering termination date (unless sooner terminated by the participating employee, as described below).

  On the commencement date of each Offering, a participating employee will be deemed to have been granted an option by the Company to purchase a maximum number of shares of Common Stock equal to an amount determined by multiplying
(i) the percentage of the employee's base pay which the employee has elected to have withheld pursuant to a payroll deduction election (described above) by
(ii) the employee's base pay during the period of the Offering and then dividing this amount by (iii) 85% of the market value (described below) of a share of Common Stock on the Offering commencement date. The option which is deemed to be granted to an employee by the Company at the commencement of an Offering is not transferable (other than by will or the laws of descent) and can be exercised, during a participating employee's lifetime, only by the employee.

  A participating employee, at any time prior to the Offering termination date and for any reason, may withdraw, by written notice to the Company, from participation in that Offering, in which case the entire cash balance accumulated in the employee's account under the Stock Option/Purchase Plan will be paid to him or her as soon as practicable thereafter.

  The accumulated amounts deducted from the employee's compensation during the course of an Offering will be used to purchase, automatically on the Offering termination date, the maximum number of whole and fractional shares of Common Stock which such amounts can purchase at the purchase price of the shares subject to the Offering. Each participating employee having elected payroll deductions under the Stock Option/Purchase Plan and having such funds in his or her account on the Offering termination date will be deemed to have been granted on the Offering commencement date, and to have exercised on the Offering termination date, the option to purchase from the Company the number of whole and fractional shares of Common Stock which the employee's account balance will purchase as of the Offering termination date. All shares so purchased will be held in the employee's account by the custodian of the plan, and any excess cash representing authorized and unused payroll deductions in the participating employee's account will be returned to the employee.

  The purchase price for each whole or fractional share of Common Stock will be the lower of (a) 85% of the closing price of a share of Common Stock on the Offering commencement date (or the nearest prior business day on which trading occurred on the exchange where the Common Stock is listed) or (b) 85% of the closing price of a share of Common Stock on the Offering termination date (or the nearest prior business day on which trading occurred on the exchange where the Common Stock is listed).

  Under the Stock Option/Purchase Plan, all cash dividends paid on shares of Common Stock in a participating employee's account will be credited to the employee's account and automatically reinvested in additional shares of Common Stock at prevailing market prices. These shares will be credited to the participating employee's account along with any stock dividends issued as shares with respect to the Common Stock held in the account.

  No employee may purchase, in any calendar year, shares of Common Stock which have an aggregate fair market value exceeding $25,000 as of the applicable Offering commencement date(s).

  A participating employee, at any time, may instruct the Company to cause the transfer to him or her of whole shares of Common Stock credited to the employee's account under the Stock Option/Purchase Plan and to pay to him or her in cash any amounts representing fractional shares or to cause the sale of any such whole and fractional shares and remit to the employee the proceeds of the sale, net of any brokerage commissions or expenses associated with the sale of such shares.

  If a participating employee's employment terminates during the course of an Offering, such person will no longer be able to participate in the Stock Option/Purchase Plan or any current or future Offering (unless such person again meets the eligibility requirements at a later date after being reemployed). In the event of the termination of a participating employee's employment for any reason, including retirement (but excluding death or continuation of a leave of absence for a period longer than 90 days), the payroll deductions credited to the employee's account will be returned to the employee, any whole shares of Common Stock held in his or her account will be transferred to him or her and any fractional shares will be returned in cash, unless the participant elects to have the shares held in his or her account sold and the proceeds, net of any associated brokerage commissions or expenses, remitted to him or her. In the case of the participant's death subsequent to the termination of his or her employment, any amounts to be paid or transferred, as the case may be, shall be paid or transferred to the participant's designated beneficiary.

  Upon a participating employee's death, the beneficiary designated by the employee may elect (a) with respect to cash in the employee's account, either to withdraw all payroll deductions credited to the account since the most recent prior Offering termination date or to exercise the employee's option for the purchase of shares on the next Offering termination date or (b) with respect to shares of Common Stock held in the employee's account, either to have transferred to the beneficiary all of the whole shares credited to the account and any cash amounts representing fractional shares or to have the shares credited to the account sold and the proceeds, net of any associated brokerage commissions or expenses, remitted to the beneficiary.

  In the event that certain changes in the capitalization of the Company occur as a result of certain events, such as a reorganization, merger, recapitalization, reclassification, stock split, stock dividend or similar transaction, appropriate adjustments may be made by the Compensation Subcommittee in the number and/or kind of shares which are subject to purchase under outstanding options and any Offering and in the option exercise price applicable to the outstanding options and with respect to any shares held in accounts of participating employees. Special provisions also will apply where a merger, consolidation, reorganization or other transaction occurs and the Company will not remain in existence after the transaction occurs.

U.S. TAX INFORMATION

  The Federal tax consequences of options that may be granted under the Stock Option/Purchase Plan are complex and subject to change. The following discussion is only a brief summary of the general U.S. Federal income tax rules currently in effect which are applicable to stock options.

  Because the Stock Option/Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code, income will not be realized by an employee when the shares of Common Stock are transferred to him or her upon the automatic exercise of options under the plan.

  Section 423 imposes a statutory holding period on shares of Common Stock acquired under the Stock Option/Purchase Plan. The statutory holding period is the later of two years from the date an option is granted under the Stock Option/Purchase Plan or one year from the date on which shares are transferred to the employee pursuant to the exercise of the option. The disposition by an employee of shares acquired pursuant to the Stock Option/Purchase Plan will, in most cases, result in the employee's recognition of ordinary income and a capital gain or loss in the year of the disposition.

  If an employee disposes of his or her shares after the expiration of the statutory holding period or upon the employee's death while holding such shares, the employee must include in his or her ordinary income an amount equal to the lesser of (i) the difference between the fair market value of the optioned stock on the date that the option was granted and the option exercise price or (ii) the difference between the optioned stock's fair market value at the time of disposition or death and the option exercise price paid. The Company will not be entitled to a corresponding tax deduction with respect to a disposition of shares after the expiration of the holding period. Upon an employee's disposition of the shares of Common Stock prior to the expiration of the statutory holding period, the employee must include in ordinary income for the year in which the disposition occurs an amount equal to the difference between the optioned stock's fair market value on the date of exercise and the option exercise price. In this event, the Company will be entitled to a corresponding deduction from income equal to the amount the employee is required to include in his or her ordinary income as a result of the disposition.

  The amount of the capital gain or loss to be recognized upon the disposition of shares of Common Stock acquired under the Stock Option/Purchase Plan is equal to the difference between the amount received by the employee for the shares and the employee's basis in the shares. An employee's initial basis in shares acquired under the Stock Option/Purchase Plan is the option exercise price. However, for purposes of calculating the employee's capital gain or loss on a subsequent disposition of such shares, the employee's basis in the shares will be adjusted by the amount of any ordinary income recognized by the employee due to such disposition. Any gain or loss resulting from the disposition will be recognized as a short or long term capital gain or loss, depending on the length of time the shares were held by the employee.

  Dividends paid on shares held under the Stock Option/Purchase Plan will be taxable for income tax purposes, whether paid in cash or automatically invested in additional shares of Common Stock. In addition, to the extent applicable, the Company will make such provision as it deems appropriate for the withholding or payment of income tax withholding, Social Security taxes, and other employment taxes.

U.K. SAVINGS-RELATED SHARE OPTION SCHEME

  The following is a summary of the principal terms of the DePuy Savings-Related Share Option Scheme as applicable to employees of DePuy International. Full-time "directors" and all employees of the Company and of any designated subsidiary are eligible to participate in the Scheme, provided they have been employed by the Company and its affiliates for a minimum continuous period (up to 5 years), if any, set by the Company. No minimum period was set with respect to the initial grant of options. Options may be offered at any time, but must be offered to all eligible "directors" and employees. Options will be granted at a price which represents not less than 85% of the closing price of a share (as published in the Wall Street Journal) two trading days prior to the date on which employees are offered the opportunity to apply for options under the Scheme. Options must be granted to applicants within the 30 day period following the invitation date.

  An individual who applies for an option under the Scheme must enter into a savings contract approved by Inland Revenue, the relevant tax authority in the United Kingdom. Under the savings contract, qualifying employees agree to make monthly savings contributions of fixed amounts of not less than (Pounds)5 and not more than (Pounds)250 for a period of three, five or seven years. Shares may only be acquired under the Scheme with the proceeds of this contract. At the end of the savings term, a tax-free bonus will be added to the participant's savings. The bonus may be an amount up to an additional 18 months of payments (depending on the duration of the savings contract). When applying for an option, an individual must specify the amount (in pounds sterling) he or she is willing to pay under the savings contract. The amount of the repayment on the maturity of the savings contract will be converted into U.S. dollars at the exchange rate on the maturity date. The amount of U.S. dollars resulting from the conversion of the participant's savings will determine the maximum number of shares that may be acquired on the exercise of the option. Accordingly, the number of shares of Common Stock issuable with respect to any Offering under the Savings-Related Share Option Scheme cannot be determined until the end of each participant's savings term, normally up to seven years after such Offering begins.

  An option granted under the Scheme may normally only be exercised once the optionholder has completed his or her savings contract. However, options may be exercised early in certain specified events, including death and termination of employment due to injury, disability, redundancy or retirement. In the case of death, options may generally be exercised within the following twelve months and in other cases, options may generally be exercised within the six month period after termination of employment.

  The maximum number of shares for which options to subscribe may be granted under the Scheme on any day will be determined by the Compensation Subcommittee from time to time.

  The principal terms of the Scheme may be amended to the advantage of current or potential optionholders only with the approval of the Company's stockholders. Stockholder approval, however, is not required for minor changes to benefit the administration of the Scheme or for amendments made to obtain or maintain favorable tax treatment for Scheme participants.

  Optionholders generally pay no taxes on their gain at the time of the exercise of an option. There may, however, be a capital gains tax payable if the individual exemption amount is exceeded and in certain instances income taxes may be payable if an option is exercised within three years of the date of grant for reasons other than an exercise upon death or termination of employment due to redundancy, injury, disability or retirement.

PLAN BENEFITS

  The following table sets forth the number of shares purchased under the Stock Option/Purchase Plan in 1997 by the Named Officers, all executive officers as a group, all non-employee Directors as a group and all non-U.K. employees (other than executive officers) as a group. Due to certain provisions of the Savings-Related Share Option Scheme, which is applicable to U.K. employees, the exact level of participation in the Savings-Related Share Option Scheme during 1997 cannot be determined at this time. Depending on the exact level of such participation for 1997, shares allocable to each participant in the Savings-Related Share Option Scheme could be reduced on a pro rata basis. If the amendment is adopted, the amount of any such pro rata reduction will be decreased up to an aggregate of 50,000 shares of Common Stock.

                              1997 PLAN BENEFITS

                          STOCK OPTION/PURCHASE PLAN

                                                       DOLLAR VALUE NUMBER OF
                                                        OF SHARES     SHARES
                                                       PURCHASED IN PURCHASED
                                                         1997 (1)    IN 1997
                  NAME AND POSITION                         $           #
                  -----------------                    ------------ ----------
James A. Lent.........................................         0.00       0
 Chairman of the Board and Chief Executive Officer
Michael J. Dormer.....................................         0.00       0
 President and Chief Operating Officer
R. Michael McCaffrey..................................    32,183.54  1,203.123
 President, DePuy Development, Inc.
William E. Tidmore, Jr................................    31,772.45  1,187.755
 President, DePuy Motech, Inc.
Robert E. Morel.......................................    32,033.10  1,197.499
 President, DePuy ACE Medical Company
Executive officers as a group (9 persons).............   122,485.90  4,578.912
Non-employee Directors as a group (6 persons)(2)......         0.00       0
Non-U.K. employees (other than executive officers) as
 a group.............................................. 2,177,295.73 81,394.233

--------

(1) Computed based upon an assumed value of $26.75 per share of Common Stock, the closing price of the Common Stock on the New York Stock Exchange on March 16, 1998. Purchases under the Stock Option/Purchase Plan during 1997 were made in two Offerings at prices of $17.21 and $18.70 per share.
(2) Non-employee Directors are not eligible to participate in the Stock Option/Purchase Plan.

  Benefits or amounts, if any, to be received or allocated to any person or group of persons under the Stock Option/Purchase Plan in 1998 and future years are based upon voluntary participation and contributions by such persons or groups. Accordingly, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Stock Option/Purchase Plan in 1998 and future years if the amendment is adopted.

  THE BOARD OF DIRECTORS UNANIMOUSLY ADOPTED AND RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT TO THE STOCK OPTION/PURCHASE PLAN DISCUSSED ABOVE.

  UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE STOCK OPTION/PURCHASE PLAN DISCUSSED ABOVE. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE STOCK OPTION/PURCHASE PLAN. THE ROCHE STOCKHOLDERS, WHO HOLD MORE THAN A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, HAVE ADVISED THE COMPANY THAT THEY INTEND TO VOTE IN FAVOR OF THE PROPOSAL.

                                PROPOSAL NO. 3

                             SELECTION OF AUDITORS

  Price Waterhouse LLP served as independent public accountants of the Company for the fiscal year 1997 and has been selected by the Board of Directors to serve as the Company's independent public accountants for the fiscal year 1998. A representative of Price Waterhouse LLP is expected to be present at the Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions by stockholders. Although stockholder ratification of the Board's selection of the Company's independent certified public accountants is not legally required, management and the Board of Directors feel the stockholders should have this right. In the event a majority of votes cast are not voted in favor of Price Waterhouse LLP, the Board of Directors will consider selecting another accounting firm.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

  UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. APPROVAL OF THE PROPOSAL REQUIRES AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT AT THE MEETING, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE. THE ROCHE STOCKHOLDERS, WHO HOLD MORE THAN A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, HAVE ADVISED THE COMPANY THAT THEY INTEND TO VOTE IN FAVOR OF THE PROPOSAL.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company and the Boehringer Mannheim companies are under the common control of Corange, which beneficially owns approximately 84.03% of the outstanding shares of Common Stock of the Company and 100% of the Boehringer Mannheim companies. Since March 5, 1998, Corange has been wholly-owned by Roche.

  The Company and Boehringer Mannheim Corporation ("BMC"), the U.S. operating subsidiary of the Boehringer Mannheim companies, jointly insure the first level of their Product Liability and Completed Operations Insurance coverage with Bellago Insurance Limited of Hamilton, Bermuda ("Bellago"), a wholly-owned subsidiary of Corange. Pursuant to a policy effective November 15, 1994, Bellago extends to the Company defense and indemnity protection for claims arising from occurrences for which the Company is, or might be alleged to be, liable to third parties during the period June 1, 1986 through May 31, 1994 and defense and indemnity protection for all claims brought against the Company and/or BMC during the period June 1, 1994 through May 31, 1995. The policy was renewed in 1995, 1996 and 1997. The policy provides for insurance of $2.0 million per occurrence, $5.0 million per group of related claims and $10.0 million in the aggregate annually. The limit of coverage during each policy period corresponds with, and is equal to, that amount of potential liability which is not covered by insurance coverage from other insurance companies. Claims of DePuy and BMC in excess of the stated limits of the Bellago policy are currently insured through policies with such other insurance companies.

  Corange is party to a Note Purchase Deed dated December 22, 1993, as amended (the "Debt Facility"). The Debt Facility, which is unsecured, requires Corange to retain direct or indirect ownership of at least 65% of the Company's voting stock. The Debt Facility contains covenants which limit aggregate borrowings by all entities within the Corange group, absent a consent from the lenders under the facility. All borrowings by Corange and its direct and indirect subsidiaries, including the Boehringer Mannheim companies and the DePuy companies, would be aggregated for purposes of determining whether such aggregate limit on borrowings has been exceeded. The notes issued under the Debt Facility have varying maturity dates, ranging from the year 2003 to the year 2008. Corange may repay such notes at any time, subject to certain conditions. The covenants contained in the Debt Facility will continue to apply as long as any notes remain outstanding under the Debt Facility.

  Various subsidiaries of the Company have issued promissory notes in favor of non-DePuy entities in the Corange group. Those notes call for the payment of various rates of interest. Such notes involve an aggregate indebtedness of $45.7 million. Of such amount, a total of $44.2 million in principal amount was paid in 1997. The remaining $1.5 million will become due in 1998.

  Until January 1998, the Company funded, pursuant to an oral arrangement, research conducted by BMC relating to orthobiologic materials that might be used in regeneration of human bone and cartilage, cell therapies and tissue engineering. Depuy received exclusive rights to all intellectual property developed from the research. From the beginning of this project in 1992 through its termination, the Company funded approximately $3.2 million in the aggregate.

  To manage foreign exchange risks associated with operations outside the U.S., the Company's subsidiaries in the past have entered into foreign currency exchange contracts with Corange to reduce exposure to exchange rate movements. All such contracts were discontinued at the end of 1997 and are not expected to be entered into again.

  The Company has a tax allocation and indemnity agreement with Corange and BMC which, among other things, requires Corange and BMC to indemnify the Company with respect to tax liabilities of the Corange group for periods prior to the consummation of the Company's initial public offering in 1996 (except for tax liabilities of the Company and other DePuy group entities), and requires Corange to indemnify the Company with respect to tax liabilities arising as a result of the reorganization of the DePuy group prior to the Company's initial public offering (the "pre-offering reorganization"). Under the agreement, the Company is generally responsible for taxes imposed on the Company and other DePuy group entities in cases where separate tax returns have been, or will be, filed and for the Company's allocable share of tax liabilities in cases where consolidated, combined or unitary tax returns have been, or will be, filed with the Corange group (except for tax liabilities arising as a result of the DePuy group pre-offering reorganization, which are subject to indemnification by Corange, as discussed above). The agreement provides Corange and BMC certain rights with respect to the filing of tax returns and, generally, the right to control tax contests which involve, in whole or in part, taxes for which Corange and BMC are obligated to indemnify the Company.

  The Company is party to a Registration Rights Agreement, pursuant to which Corange and its subsidiaries owning shares of the Company's Common Stock have the right to require the Company to file one or more registration statements with the Commission registering, for resale to the public, the shares of Common Stock held by them.

                                 MISCELLANEOUS

  Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company by December 1, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

  The Annual Report to Stockholders for the fiscal year ended December 31, 1997 is being mailed to stockholders simultaneously with this Proxy Statement.

                                          By order of the Board of Directors,

                                          Steven L. Artusi
                                          Secretary

Warsaw, Indiana

                                                                      APPENDIX A

                                  DEPUY, INC.

                      EMPLOYEE STOCK OPTION/PURCHASE PLAN

                              ARTICLE I--PURPOSE

1.1 Purpose

  The DePuy, Inc. Employee Stock Option/Purchase Plan is intended to provide a method whereby employees of DePuy, Inc., a Delaware corporation, and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (the "Shares"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                            ARTICLE II--DEFINITIONS

2.1 Base Pay

  "Base Pay" shall mean regular straight-time earnings and commissions, excluding payments for overtime, shift premium, bonuses paid in the form of commissions or otherwise, other special payments, and other marketing incentive payments.

2.2 Committee

  "Committee" shall mean the individuals described in Article XI.

2.3 Employee

  "Employee" means any person who is classified by the Company as full-time or part-time, is regularly scheduled to work more than 20 hours per week and is not covered by a collective bargaining agreement to which the Company is a party, unless such agreement, by specific reference to the Plan, provides for coverage under the Plan.

2.4 Subsidiary Corporation

  "Subsidiary Corporation" shall mean any present or future corporation which
(i) would be a "subsidiary corporation" of DePuy, Inc. as that term is defined in Section 424 of the Code and (ii) is designated as a participating company in the Plan by the Committee.

                  ARTICLE III--ELIGIBILITY AND PARTICIPATION

3.1 Initial Eligibility

  Any employee who shall have completed ninety (90) days' employment and shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in an Offering (as such term is defined below) under the Plan which commences on or after such ninety day period has concluded.

3.2 Leave of Absence

  For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such

90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

3.3 Restrictions on Participation

  Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to acquire Shares under the Plan:

    (a) if, immediately after the grant, such employee would own Shares, and/or hold outstanding options to purchase Shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

    (b) which permits his or her rights to purchase Shares under all employee stock purchase plans of the Company and any subsidiary intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.4 Commencement of Participation

  An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company (or to such other person as the Committee shall designate) on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date (as such term is defined below) for the Offering. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when the participant's authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

                             ARTICLE IV--OFFERINGS

4.1 Annual Offerings

  The Plan will be implemented by four annual offerings of the Company (each, an "Offering") beginning on the effective date of the Plan, January 1, 1997, or as soon as practicable thereafter (or on such other date thereafter as the Committee shall determine) and on each anniversary of the effective date thereafter for three years, each Offering terminating on the following December 31; provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing, respectively, on January 1, 1997 or as soon as practicable thereafter (or on such other date thereafter as the Committee shall determine) and on the date which is six months subsequent to such date and each anniversary thereafter and terminating, respectively, on the following June 30 and December 31. The maximum aggregate number of shares to be issued under the Plan shall be 600,000. The Committee shall determine, in its discretion, the maximum number of shares to be issued under the Plan during each annual Offering, except that with respect to the 1997 annual Offering, the maximum number of shares to be issued under the Plan shall be 200,000.

  If a six-month Offering is made, the maximum number of shares to be issued shall be 1/2 of the number of shares determined by the Committee for the annual period in which the six-month Offering falls, plus unissued shares, whether offered or not, from the immediately preceding six-month Offering. As used in the Plan, "Offering Commencement Date" means the effective date, January 1, 1997 or as soon as practicable thereafter (or such other date thereafter as the Committee shall determine), any anniversary of the effective date or the date which is six months subsequent to the effective date or anniversary of the effective date, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.

                         ARTICLE V--PAYROLL DEDUCTIONS

5.1 Amount of Deduction

  At the time a participant files his or her authorization for payroll deductions, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her base pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's regular hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering. In the event that the participant's base pay is increased or decreased during an Offering, the payroll deduction percentage which the participant authorized pursuant to the preceding sentence shall apply with respect to such increased or decreased base pay amount, and payroll deductions shall be adjusted accordingly.

  In the event that a person becomes an employee under Section 2.3 of the Plan during an Offering, such person shall then be entitled to participate in the Plan and in any future or current Offering, to the extent possible, as determined by the Committee, by authorizing payroll deductions and electing a payroll deduction percentage at such time. In the event that a participant ceases to be an employee under Section 2.3 of the Plan during an Offering, such person shall no longer be eligible to participate in the Plan and in any future or current Offering.

5.2 Participant's Account

  All payroll deductions made for a participant shall be credited to the account established with respect to such participant under the Plan (the "Account"). A participant may not make any separate cash payment into such Account except when on leave of absence and, then, only as provided in
Section 5.4.

5.3 Changes in Payroll Deductions

  A participant may discontinue his or her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his or her payroll deductions for that Offering.

5.4 Leave of Absence

  A participant who is on a leave of absence shall have the right to elect, subject to Section 8.5: (a) to withdraw the balance in his or her Account pursuant to Section 7.2, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                        ARTICLE VI--GRANTING OF OPTION

6.1 Number of Option Shares

  On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of Shares equal to an amount determined as follows: an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's base pay during the period of the Offering (iii) divided by 85% of the market value of a Share on the applicable Offering Commencement Date. The market value of a Share shall be determined as provided in paragraphs (a) and (b) of Section 6.2 below. An employee's base pay during the period of an Offering shall be determined by multiplying, in the case of a one-year Offering, the employee's normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by 52 or the hourly rate by 2,080 or, in the case of a six-month Offering, by 26 or 1,040, as the case may be, provided that, in the case of a part-time hourly employee, the employee's base pay during the period of an Offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering.

6.2 Option Price

  The option price of each Share purchased with payroll deductions made during such annual Offering with respect to a participant therein shall be the lower of:

    (a) 85% of the closing price of a Share on the Offering Commencement Date or the nearest prior business day on which trading occurred on the exchange where the Company Stock is to be listed; or

    (b) 85% of the closing price of a Share on the Offering Termination Date or the nearest prior business day on which trading occurred on the exchange where the Share is to be listed. If Shares are not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of Shares on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                        ARTICLE VII--EXERCISE OF OPTION

7.1 Automatic Exercise

  Unless a participant gives contrary written notice to the Company as hereinafter provided, the participant's option for the purpose of acquiring Shares with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full and fractional Shares which the accumulated payroll deductions in the participant's Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.1), and any excess in the participant's account at that time will be returned to the participant.

7.2 Withdrawal of Account

  By written notice to the Treasurer of the Company (or other person as the Committee shall designate), at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her Account at such time.

7.3 Transfer of Stock

  As of each Offering Termination Date, the custodian appointed pursuant to
Section 11.2 (the "Custodian") shall transfer to each participant's Account the Shares acquired pursuant to Section 7.1 as of such Offering Termination Date with respect to each participant.

7.4 Transferability of Option

  During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.5 Crediting of Dividends

  As soon as administrative practicable after any cash dividends have been paid with respect to Shares held in a participant's Account, such dividends shall be credited (net of taxes) by the Custodian to the participant's Account, as of the appropriate record date and applied to purchase as many whole and fractional Shares as possible at fair market value for such Account. Such Shares, as well as any stock dividends issued as Shares with respect to Shares held in a participant's Account, shall be credited to the participant's Account accordingly.

                           ARTICLE VIII--WITHDRAWAL

8.1 In General

  As provided in Section 7.2, a participant may withdraw the payroll deductions credited to his or her Account under the Plan at any time prior to the applicable Offering Termination Date by giving written notice to the Treasurer of the Company (or to such other person as the Committee shall designate). All of the payroll deductions credited to a participant's Account will be paid to the participant promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made with respect to such participant during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of his or her accumulated payroll deductions as an election under Section 7.2 to withdraw such deductions.

  A participant also may at any time instruct the Company (i) to cause the transfer of whole Shares credited to the participant's Account to him or her and to pay in cash to the participant any amounts representing fractional Shares, or (ii) to cause the sale of whole and any fractional Shares credited to his or her Account and the remittance to the participant of the proceeds of such sale, net of any brokerage commissions or expenses associated with the sale of such Shares.

8.2 Effect on Subsequent Participation

  A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3 Termination of Employment

  Upon termination of a participant's employment for any reason, including retirement (but excluding death while the participant is in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his or her Account will be returned to the participant and any whole Shares held in the Account will be transferred to the participant (any fractional shares will be returned in cash); provided, however, the participant may elect to have any Shares held in the participant's Account sold, in which event the proceeds of such sale, net of any brokerage commissions or expenses associated with the sale of such Shares, shall be remitted to the participant. In the case of the participant's death subsequent to the termination of the participant's employment, amounts paid or Shares transferred, as the case may be, shall be paid or transferred to the person or persons entitled thereto under Section 12.1.

8.4 Termination of Employment Due to Death

  Upon termination of a participant's employment because of the participant's death, the participant's beneficiary (as defined in Section 12.1) shall have the right to elect, by written notice given to the Treasurer of the Company (or to such other person as the Committee shall designate) prior to the earlier of the next subsequent Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant:

  (a) With respect to cash held in the participant's Account, either

    (i) to withdraw all of the payroll deductions credited to the participant's Account under the Plan since the most recent prior Offering Termination Date, or

    (ii) to exercise the participant's option for the purchase of Shares on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full Shares of stock which the accumulated payroll deductions in the participant's Account at the date of the participant's death will purchase at the applicable option price, and any excess in such Account will be returned to said beneficiary, without interest.

  (b) With respect to Shares held in the participant's Account, either

    (i) to have transferred to him or her all of the whole Shares credited to the participant's Account and any cash amounts representing fractional Shares, or

    (ii) to have the whole Shares credited to the participant's Account sold and to have remitted to him or her the proceeds of such sale, net of any brokerage commissions or expenses associated with the sale of such Shares.

  In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company (or such other person as the Committee shall designate), the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (a)(ii), to exercise the participant's option and then, pursuant to paragraph (b)(i), to have transferred to him or her all of the Shares credited to the participant's Account and any cash amounts representing fractional Shares.

8.5 Leave of Absence

  A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.4, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and is not deemed an employee for the purposes of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full-time or part-time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of the commencement of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                             ARTICLE IX--INTEREST

9.1 Payment of Interest

  No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any participant; provided, however, that interest shall be paid on any cash amounts distributed to a participant or the participant's beneficiary in cash pursuant to the provisions of Sections 7.1, 7.2, 8.1, 8.3, 8.4 and 10.1 but only to the extent that such amounts do not represent the proceeds of the sale of any whole or fractional Shares held in the participant's Account. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings Account rates per annum in effect at a bank to be designated by the Committee. Where the amount returned represents an excess amount in the participant's Account after such Account has been applied to the purchase of stock, the participant's Account shall be deemed to have been applied first toward purchase of Shares under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

                               ARTICLE X--STOCK

10.1 Maximum Shares

  The maximum number of Shares which shall be issued under the Plan, subject to Section 4.1 and to adjustment upon changes in capitalization of the Company as provided in Section 12.3, shall be determined by the Committee. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each participant under the Plan shall be returned to him or her as promptly as possible.

10.2 Participant's Interest in Option Stock

  A participant will have no interest in Shares covered by an option until such option has been exercised.

10.3 Registration of Stock

  Shares held in a participant's Account shall be registered in the name of the Custodian. Shares to be delivered to a participant or, if applicable, a beneficiary of a deceased participant under the Plan will be registered in the name of the participant (or, if applicable, beneficiary).

10.4 Restrictions on Exercise

  The Board of Directors of the Company (the "Board") may, in its discretion, require as conditions to the exercise of any option that the Shares reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that a Registration Statement under the Securities Act of 1933, as amended, with respect to said Shares shall be effective.

                          ARTICLE XI--ADMINISTRATION

11.1 Appointment of Committee

  The Board shall designate a committee (the "Committee") to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee. No member of the Committee shall be eligible to purchase stock under the Plan.

11.2 Authority of Committee

  Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan, including, without limitation, all questions concerning eligibility to participate in and options to be received under, the Plan; provided that all Employees who are granted options under the Plan shall be treated equally with respect to their rights and privileges with respect to such options. The Committee's determination on the foregoing matters shall be conclusive. The Committee (or the Company) shall appoint as the Custodian of the Plan an entity to maintain custody of all amounts withheld as participant contributions, to maintain custody of all Shares (including fractional shares) held under the Plan, to register Shares held in participants' Accounts under the Plan in its name, and to perform such ministerial, recordkeeping and other duties with respect to the Plan as shall be determined by the Committee or the Company.

11.3 Rules Governing the Administration of the Committee

  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                          ARTICLE XII--MISCELLANEOUS

12.1 Designation of Beneficiary

  A participant may file a written designation of a beneficiary who is to receive any Shares and/or cash held in the participant's Account under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company (or other person as the Committee shall designate). Upon the death of a participant and upon receipt of the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver, subject to the provisions of Section 8.4, such Shares and/or cash held in the participant's Account under the Plan to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver, subject to the provisions of Section 8.4, Shares and/or cash held in the participant's Account under the Plan to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver, subject to the provisions of Section 8.4, such Shares and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the Shares or cash credited to the participant's Account.

12.2 Transferability

  Neither payroll deductions credited to a participant's Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

12.3 Adjustment Upon Changes in Capitalization

  (a) If, while any options are outstanding or Shares are held in participants' Accounts, the outstanding Shares have increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of Shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options and with respect to any Shares held in participants' Accounts. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph (a), any distribution of Shares to shareholders in an amount aggregating 20% or more of the outstanding Shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding Shares shall be deemed a stock dividend.

  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, each participant who has an option then outstanding under the Plan or has Shares held in his or her Account will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option with respect to each Share as to which such option shall be exercised or with respect to each Share held in the participant's Account, as the case may be, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as it shall deem necessary to assure that the provisions of this Section 12.3 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which each participant who has an option or Share held in his or her Account might thereafter be entitled to receive.

12.4 Participant Voting and Other Rights

  A participant shall have all rights of a shareholder with respect to any Shares held in the participant's Account, including the right to vote such shares, and the Company shall provide each participant with respect to whom Shares are held in the participant's Account with a copy of the Company's annual report and with such other informational material, including material concerning the voting of such Shares, and reports of the Company as are generally provided to shareholders of the Company. A participant shall provide written timely notice to the Custodian as to the manner in which he or she desires to vote the Shares held in his or her Account, and the Custodian shall vote such Shares accordingly.

12.5 Reports

  Statements with respect to each participant's or beneficiary's Account shall be provided periodically as determined by the Company, but in no event shall such statements be provided less frequently than within a reasonable time after each Offer Termination Date.

12.6 Indemnification

  The Company, by its adoption of the Plan, indemnifies and holds its employees and the members of the Committee, jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct with respect to the Plan in their official capacities, except to the extent that such effects and consequences result from their own wilful misconduct, breach of good faith or gross negligence in the performance of their duties hereunder. The foregoing right of indemnification shall not be exclusive of other rights to which each such employee or Committee member may be entitled by any contract as a matter of law.

12.7 Amendment and Termination

  The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.3); (ii) amend the requirements as to the class of employees eligible to purchase Shares under the Plan or permit the members of the Committee to purchase Shares under the Plan. Notwithstanding the foregoing, attached as Appendix A to the Plan is the "Savings Related Share Option Scheme," which sets forth certain provisions applicable to the participation of employees of DePuy International Ltd., the Company's United Kingdom employees, and, to the extent applicable, shall supersede the provisions set forth herein. In addition, the Committee may amend the Plan to add other provisions respecting the participation of employees in jurisdictions outside the United States as it shall determine from time to time. No termination, modification or amendment of the Plan may, without the consent of a participant then having an option under the Plan to purchase Shares, adversely affect the rights of such participant with respect to such option.

12.8 Effective Date

  The Plan shall become effective as of January 1, 1997, or as soon as practicable thereafter, subject to approval by the holders of the majority of the Shares present and represented at a special or annual meeting of the shareholders held on the date which is twelve months subsequent to the date on which the Plan is adopted by the Board. If the Plan is not so approved, the Plan shall not become effective.

12.9 No Employment Rights

  The Plan does not, directly or indirectly, create any right for the benefit of any employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

12.10 Effect of Plan

  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

12.11 Governing Law

  The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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

                                                                      EXHIBIT A

                 THE DEPUY SAVINGS-RELATED SHARE OPTION SCHEME

1. DEFINITIONS AND INTERPRETATION

  1.1 In this Scheme, unless the context otherwise requires, the following terms have the following meanings:--

"THE BOARD"                    the board of directors of the Company or a duly
                               appointed committee of such board of directors;

"BONUS DATE"                   in the case of a 3 year or 5 year Savings
                               Contract the earliest date on which a bonus is payable under the Savings Contract made in connection with an Option (or, in the case of a 5 year Savings Contract, if the repayment is taken as including the Maximum Bonus the earliest date on which the Maximum Bonus is payable);

"THE COMPANY"                  DePuy, Inc a company incorporated under the
                               laws of the State of Delaware;

"CONTROL"                      has the meaning given to it in Section 840 of
                               the Taxes Act;

"GRANT DATE"                   the date on which an Option is granted;

"INDEPENDENT ADVISER"          the Company's legal adviser or such other
                               independent adviser as the Board may select;

"INVITATION"                   an invitation to apply for an Option issued
                               under Rule 3.1;

"INVITATION DATE"              the date on which an Invitation is issued;

"MAXIMUM BONUS"                the additional bonus payable on a 5 year
                               Savings Contract which is held for 7 years;

"OPTION" a right to acquire Shares granted under the Scheme;

"PARTICIPANT"                  a person who holds an Option;

"PARTICIPATING COMPANY"        the Company and any Subsidiary to which the
                               Board has resolved from time to time that the Scheme extends;

"RELEVANT DATE"                the date on which the Scheme is approved by the
                               Company in general meeting;

"SAVINGS BODY"                 any body with which a Savings Contract can be
                               made;

"SAVINGS CONTRACT"             an agreement to pay monthly contributions under
                               the terms of a certified contractual savings scheme, within the meaning of Section 326 of the Taxes Act, which has been approved by the Inland Revenue for the purposes of Schedule 9;

"SCHEDULE 9"                   Schedule 9 to the Taxes Act;

"THE SCHEME"                   the DePuy Savings-Related Share Option Scheme
                               as set out in these Rules but subject to any alterations or additions made under Rule 8;

"SHARE" a share of Common Stock in the Company which satisfies the requirements of paragraphs 10 to 14 of Schedule 9;

"SPECIFIED AGE"
                               65 years;

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

"STANDARD BONUS"               a bonus which is not a Maximum Bonus payable on
                               a Savings Contract;

"SUBSIDIARY"                   a body corporate which is a subsidiary of the
                               Company within the meaning of Section 736 of the Companies Act 1985 and is under the Control of the Company;

"TAXES ACT"                    the Income and Corporation Taxes Act 1988.

  1.2 Expressions not otherwise defined in the Scheme have the same meaning as they have in Schedule 9.

  1.3 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-extended.

  1.4 Expressions used in the Scheme denoting the masculine gender include the feminine, unless the context otherwise requires.

2. ELIGIBILITY

  2.1 Subject to Rule 2.3, an individual is eligible to be granted an Option on any day if:--

    2.1.1 he is an employee or director of a Participating Company; and

    2.1.2 he was an employee or full-time director of a Participating Company on the relevant Invitation Date (or at such other time during a period not exceeding 5 years ending on the relevant Grant Date as the Board may from time to time decide); and

    2.1.3 he had been an employee or full-time director of a Participating Company at all times during the qualifying period not exceeding 5 years ending at that time as the Board may from time to time decide; and

    2.1.4 he was chargeable to tax in respect of his employment or office under Case I of Schedule E on the relevant Invitation Date.

  2.2 For the purposes of Rule 2.1 an individual is a full-time director of a company if he is obliged to devote to the performance of the duties of his office or employment with the company (or with the company and any other Participating Company) the whole or substantially the whole of his working time and in any event not less than 25 hours a week (excluding meal breaks).

  2.3 An individual is not eligible to be granted an Option at any time:-

    2.3.1 when he is excluded from participating in the Scheme by virtue of paragraph 8 of Schedule 9; or

    2.3.2 if the amount of the monthly contribution under the Savings Contract proposed to be made in connection with the Option, determined in accordance with Rule 3, would be less than (Pounds)5 (or such other minimum amount as may for the time being be prescribed by paragraph 24(2)(b) of
  Schedule 9).

3. GRANT OF OPTIONS

  3.1 The Board may at any time or times after the Inland Revenue have approved the Scheme under Schedule 9 issue on similar terms to every person who is at that time eligible to be granted an Option (as defined in Rule 2) an invitation to apply for an Option to acquire Shares on the terms of the Scheme, specifying the date by which it must be accepted (being not less than 14 days after the Invitation Date).

  3.2 No Option may be granted on any day unless:--

    3.2.1 that day falls no later than 30 days (or, where Rule 3.8 applies, 42 days) after the day on which the exercise price was calculated under Rule 3.4; and

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

    3.2.2 every individual who is eligible to be granted an Option on that day has been sent an Invitation; and

    3.2.3 save to the extent permitted by Rule 3.8, every individual who is eligible to be granted an Option on that day and who has applied for an Option and has proposed to make a Savings Contract with a Savings Body approved by the Board for this purpose, is in fact granted an Option on that day.

  3.3 The consideration for the grant to any individual of an Option will be his proposing to make a Savings Contract and in all other respects agreeing to be bound by the provisions of the Scheme.

  3.4 The price at which Shares may be acquired by the exercise of an Option will be specified in US dollars and will be determined by the Board before it is granted, provided that:

    3.4.1 if at the relevant time the Shares are quoted on the New York Stock Exchange, the price will not be less than 85 per cent. of the closing price of a Share (as published in the Wall Street Journal) on the last dealing day but two before the relevant Invitation Date (or such other dealing day as may be agreed with the Inland Revenue) being not earlier than 30 days before the Grant Date;

    3.4.2 if Rule 3.4.1 does not apply, the price will not be less than 85 per cent. of the market value (within the meaning of Sections 272 to 274 (inclusive) of the Taxation of Chargeable Gains Act 1992) of a Share, as agreed for the purposes of the Scheme with the Shares Valuation Division of the Inland Revenue, on the last working day but two before the relevant Invitation Date (or such other day as may be agreed with the Inland Revenue being not earlier than 30 days before the Grant Date);

    3.4.3 the price will not be less than the par value of a Share.

  3.5 When applying for an Option, an individual must specify the amount (in pounds sterling) he is willing to pay under the Savings Contract. The amount of the repayment on the Bonus Date will be converted into US dollars at the exchange rate applying on the date the Option is exercised. The amount of US dollars arising from conversion of the repayment will determine the maximum number of Shares that may be acquired on exercise of the Option.

  3.6 Subject to Rules 3.8.1, 3.8.2 and 3.8.3, the Board may specify in an Invitation whether, on that occasion;

    3.6.1 the repayment under the Savings Contract will be taken as including a bonus (or in the case of 5 year Savings Contracts the Maximum Bonus);

    3.6.2 Savings Contracts may be for a term of 3 years or 5 years or 7 years.

  3.7 For the purposes of Rule 3.5 the amount of the monthly contribution will be the amount which the individual specifies in his application for the Option that he is willing to pay under the Savings Contract or, if lower, the maximum permitted amount, that is to say the lowest of:--

    3.7.1 (Pounds)250 (or such other maximum amount as may for the time being be permitted under Schedule 9) less any monthly contributions the individual is already making under a certified contractual savings scheme linked to any scheme approved under Schedule 9;

    3.7.2 the maximum amount for the time being permitted under the terms of the Savings Contract; and

    3.7.3 such maximum amount (if any) as may have been determined by the Board for this purpose and specified in every Invitation issued on that occasion.

  3.8 If the grant of Options on any day would cause any of the limits mentioned in Rule 7 to be exceeded, then, in relation to Options granted on that day, the following provisions will be successively applied (in the order in which they are set out) so far as is necessary to ensure that those limits are not exceeded:--

    3.8.1 for the purposes of Rule 3.5, if the repayment would otherwise be taken as including the Maximum Bonus, it will be deemed to include only the Standard Bonus;

    3.8.2 for those purposes with regards to 3 year and 5 year Saving Contracts if the repayment would otherwise be taken as including a Standard Bonus it will be deemed to include no bonus;

    3.8.3 for those purposes each application for a 5 year Savings Contract shall be deemed to be an application for a 3 year Savings Contract;

    3.8.4 for those purposes the amount of the monthly contribution determined under Rule 3.6 shall be reduced pro rata to the extent necessary, but will not be reduced to less than the minimum permitted amount mentioned in Rule 2.3.2;

    3.8.5 if the total number of Shares comprised in all applications received in response to Invitations on any occasion is such that, after application of Rules 3.7.1, 3.7.2 and 3.7.3, the grant of Options in respect of that number of Shares would still result in any of the limits referred to in Rule 7 being exceeded, the Board will adopt such method of random selection of applications, based on a monthly Savings Contribution of (Pounds)5 and the inclusion of no bonus, for acceptance as appears to the Board in its sole discretion to be fair and reasonable.

  3.9 Subject to Rule 4.3, an Option may not be transferred by a Participant and will lapse forthwith if it is so transferred or if he is adjudicated bankrupt.

4. EXERCISE OF OPTIONS

  4.1 The exercise of any Option will be effected in such form and manner as the Board may from time to time prescribe, provided that the monies paid for Shares on exercise will not exceed the amount of the repayment made and any interest or bonus paid under the Savings Contract made in connection with the Option, and for this purpose the amount of the repayment will be taken not to include the amount of any monthly contribution the due date of payment of which falls more than one month after the date on which repayment is made.

  4.2 Subject to Rules 4.3, 4.4, 4.5 and 5, an Option may not be exercised before the Bonus Date or more than 6 months after the Bonus Date.

  4.3 Subject to Rule 4.6, where a Participant dies at a time when he is a director or employee of a Participating Company:

    4.3.1 if he dies before the Bonus Date, the Option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death;

    4.3.2 if he dies within 6 months after the Bonus Date, the Option may (and must, if at all) be exercised within 12 months after the Bonus Date.

  4.4 Subject to Rule 4.6, where a Participant ceases to be a director or employee of a Participating Company (otherwise than by reason of his death):

    4.4.1 if he so ceases by reason of injury, disability, redundancy (within the meaning of the Employment Protection (Consolidation) Act 1978), or retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment, the Option may (and must, if at all) be exercised within 6 months of his so ceasing;

    4.4.2 if he so ceases by reason only that the office or employment is in a company of which the Company ceases to have Control, or relates to a business or part of a business which is transferred to a person who is neither an associated company of the Company (within the meaning given to that expression by Section 416 of the Taxes Act) nor a company of which the Company has Control, the Option may (and must, if at all) be exercised within 6 months of his so ceasing;

    4.4.3 if he so ceases for any other reason before the Bonus Date but more than 3 years after the Grant Date, the Option may (and must, if at all) be exercised within 6 months of his so ceasing;

    4.4.4 if he so ceases for any other reason on or before the third anniversary of the Grant Date, the Option may not be exercised at all.

  4.5 Subject to Rule 4.6, where any Participant continues to be a director or employee of a Participating Company after the Specified Age, he may exercise any Option within 6 months of that date.

  4.6 Where, before an Option has become capable of being exercised, the Participant gives notice that he intends to stop paying monthly contributions under the Savings Contract made in connection with the Option, or is deemed under its terms to have given such notice, or makes an application for repayment of the monthly contributions paid under it, the Option may not be exercised at all.

  4.7 A Participant will not be treated for the purposes of Rule 4.4 as ceasing to be a director or employee of a Participating Company until such time as he is no longer a director or employee of any of the Participating Companies. A Participant (being a woman) who ceases to be a director or employee of a Participating Company by reason of pregnancy or confinement and who exercises her right to return to work under Section 45 of the Employment Protection (Consolidation) Act 1978 before exercising an Option will be treated for those purposes as not having ceased to be such a director or employee.

  4.8 Subject to Rule 4.4, a Participant may only exercise an Option at a time when he is a director or employee of a Participating Company.

  4.9 A Participant may not exercise an Option at any time when he is not eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9. The personal representatives of a Participant may not exercise an Option after the death of the Participant if the Participant at the date of his death was not eligible to participate in the Scheme by virtue of paragraph 8 of Schedule 9.

  4.10 An Option may not be exercised more than once.

  4.11 Within 30 days after an Option has been validly exercised by any person, the Board on behalf of the Company will allot to him or procure the transfer to him of the number of Shares in respect of which the Option has been exercised.

  4.12 All Shares allotted under the Scheme will rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of issue.

  4.13 Company will apply to the New York Stock Exchange for any Shares issued under the Scheme to be listed.

5. VARIATION OF CAPITAL

  5.1 Subject to Rules 5.3 and 5.4, in the event of any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation or rights issue (including a variation in share capital having an effect similar to a rights issue), or sub-division, consolidation or reduction, or otherwise, the Board may make such adjustments as it considers appropriate under Rule 5.2.

  5.2 An adjustment made under this Rule will be to one or more of the following:--

    5.2.1 the number of Shares in respect of which any Option may be exercised;

    5.2.2 the price at which Shares may be acquired by the exercise of any Option (provided that the price cannot be reduced below the nominal value of the Shares);

    5.2.3 where any Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

  5.3 Except in the case of a capitalisation issue, no adjustment under Rule
5.2 may be made without the prior confirmation in writing by the Independent Adviser that it is in his opinion fair and reasonable.

  5.4 If the Scheme is then approved by the Inland Revenue under Schedule 9, no adjustment may be made under Rule 5.2 without the prior consent of the Inland Revenue.

6. LIMITS

  6.1 The aggregate of the monthly contributions being made at any time by a Participant under the Scheme and any other scheme or schemes approved under
Schedule 9 to the Act may not exceed:--

    6.1.1 (Pounds)250 per month or such other maximum amount as may for the time being be permitted under Schedule 9; or

    6.1.2 such lower maximum figure as the Board may decide in respect of any Invitation Date provided that no monthly contribution in respect of any Option granted prior to that Invitation Date will be reduced due to the imposition of such lower maximum figure.

  6.2 The Board may from time to time specify the maximum number of Shares in respect of which Options may be granted on any day.

7. ALTERATIONS

  7.1 Subject to Rule 7.2, the Board may at any time alter or add to all or any of the provisions of the Scheme, or the terms of any Option, in any respect. No amendment shall have effect until approved by the Board of Inland Revenue.

  7.2 The prior approval by ordinary resolution of the members of the Company in general meeting must be obtained for any alteration or addition to the Scheme to the advantage of Participants or potential Participants except for any alteration or addition which:-

    7.2.1 is a minor alteration or an addition and is made to benefit the administration of the Scheme; or

    7.2.2 is to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or for the Company or any Participating Company.

  7.3 As soon as reasonably practicable after making any alteration or addition under Rule 7.1 the Board will notify in writing any Participant affected by it and, if the Scheme is then approved by the Inland Revenue under
Schedule 9, the Inland Revenue.

8. MISCELLANEOUS

  8.1 The rights and obligations of any individual under the terms of his office or employment with any Participating Company will not be affected by his participation in the Scheme or any right which he may have to participate in it. A Participant whose office or employment is terminated for any reason whatsoever will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under any Option then held by him or otherwise in connection with the Scheme.

  8.2 Subject to Rule 8, the Board may from time to time make and vary such rules and regulations not inconsistent with the Scheme and establish such procedures for the administration and implementation of the Scheme as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of the Scheme, or of any such rule, regulation or procedure, or as to any question or right arising from or related to the Scheme, the decision of the Board will be final and binding on all persons.

  8.3 The Company and any Participating Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for these purposes, to the extent permitted by section 153 of the Companies Act 1985.

  8.4 In any matter in which he is required to act under the Scheme the Independent Adviser will act as an expert and not as an arbitrator.

  8.5 The Company will at all times keep available sufficient authorised but unissued Shares for the purposes of the Scheme.

  8.6 The Company will endeavour to obtain and maintain the approval of the Scheme by the Inland Revenue under Schedule 9 and will notify the Inland Revenue of any event or circumstance which may affect that approval.

  8.7 Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post or by fax, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first class post, it will be deemed to have been received 48 hours after it was put into the post properly addressed and stamped, and where a notice or other communication is sent by fax it will be deemed to have been received ten minutes after it has been duly despatched.

9. TERMINATION

  The Board may at any time resolve to cease making further offers of participation under the Scheme but in such event the subsisting rights of Participants will not be affected.

P
R                                 DEPUY, INC.
O                               WARSAW, INDIANA
X                        PROXY/VOTING INSTRUCTION CARD
Y
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON APRIL 30, 1998

The undersigned hereby appoints James A. Lent, Steven L. Artusi and Thomas J. Oberhausen, or any of them, each with full power of substitution, as proxies for the undersigned, to attend the Annual Meeting of Stockholders of DePuy, Inc. to be held on April 30, 1998 at 10:00 a.m., and any adjournment thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Your vote with respect to the election of Directors and the other proposals may be indicated on the reverse.

Nominees for Election of Directors:
Richard C. Bolesky, Gerald C. Hanes and Robert Volz, M.D.

Your vote is important. Please sign and date on the reverse and return it promptly in the enclosed postage-paid envelope.

--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

                                                                           |
[X] Please mark your votes as in this example                              |0340
                                                                            ----

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR proposals 2 and 3.

    The Board of Directors recommends a vote FOR the election of Directors.

                                                  FOR            WITHHELD
1. Election of Directors                          [__]             [__]
   (See Reverse)

For, except vote withheld from the following nominee(s).

------------------------


        The Board of Directors recommends a vote FOR proposals 2 and 3.

                                           FOR     AGAINST     ABSTAIN
2. Approval of an amendment
   to the DePuy, Inc.
   Employee Stock
   Option/Purchase Plan                    [__]      [__]         [__]

3. Appointment of Price
   Waterhouse LLP as auditors
   of the Company for fiscal year
   1998                                    [__]      [__]         [__]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

SIGNATURE(S)                 DATE:
            ----------------      ------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, guardian, officer, general partner, etc., please give full title as such.

Check here if you plan
to attend the meeting   [_]

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